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                                                                    EXHIBIT 99.1


                                   Dated as of
                                November 30, 2001


Sunrise Technologies International, Inc.
3400 West Warren Avenue
Fremont, California 94538
Attn:  Mr. John Hendrick, CEO

            Re: Sunrise Technologies International, Inc. ("Borrower"); Silicon Valley Bank ("Bank")

Ladies and Gentlemen:

      Reference is hereby made to that certain Loan and Security Agreement, dated as of June 29, 2000, between Borrower and Bank, as amended by that certain Loan Modification Agreement, dated September 20, 2000, the Extension and Modification Agreement, dated June 22, 2001, the Amendment Number One to Extension and Modification Agreement, dated August 3, 2001, the Extension Letter Agreement, dated August 26, 2001, the Extension Letter Agreement, dated as of September 10, 2001, by the Extension Letter Agreement, dated as of September 20, 2001, and by the Extension Letter Agreement, dated as of October 22, 2001 (as amended, the "Loan Agreement"). Capitalized terms used in this letter agreement (the "Extension Letter Agreement") are defined in the Loan Agreement unless specifically defined herein.

      On November 30, 2001, the Obligations will mature and become due and payable. Borrower has requested Bank to extend the Revolving Maturity Date to March 31, 2002. Bank has agreed to extend the Revolving Maturity Date to March 31, 2002, subject to the terms of this Extension Letter Agreement:

      1. EXTENSION DATE. Bank agrees to extend the Revolving Maturity Date to March 31, 2002 (the "Extension Maturity Date"). Accordingly, the outstanding Obligations, including, but not limited to, all accrued and unpaid interest and fees, shall be due and payable in full, without notice or demand, on the Extension Maturity Date.

      2. EXTENSION PAYMENT. In order to induce Bank to enter into this Extension Letter Agreement, Borrower hereby agrees to make an extension fee payment to Bank of $35,000 on the Extension Maturity Date (the "Extension Payment"). Borrower acknowledges that any failure to perform any of its obligations under this Extension Letter Agreement, the Loan Agreement, or any Loan Documents shall be deemed an Event of Default under the Loan Agreement and shall terminate Bank's agreement to extend the Revolving Maturity Date to the Extension Date.
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      3. CONDITIONS PRECEDENT AND SUBSEQUENT.

            (a) The effectiveness of this Extension Letter Agreement is expressly conditioned upon the following:

                  (1) Bank and Borrower shall have entered into that certain Collateral Substitution Agreement, of even date herewith, pursuant to which Bank shall release its security interest in certain pledged shares of capital stock of Borrower in exchange for a first priority security interest in the trademarks, patents, copyrights and other intellectual property of Borrower (the "IP Collateral").

                  (2) Bank and Borrower shall have entered into a Security Agreement containing terms and conditions acceptable to Bank and pursuant to which Borrower shall grant to Bank a first priority security interest in the IP Collateral.

                  (3) Borrower shall provide evidence satisfactory to Bank that Borrower and a bridge lender acceptable to Bank (the "Bridge Lender") shall have entered into a loan agreement and/or promissory note (the "Bridge Loan Agreement") containing terms and conditions satisfactory to Bank, including, without limitation, (i) a commitment from Bridge Lender to make a bridge loan to Borrower in the amount of $1,000,000, (ii) interest on the bridge loan at an interest rate no greater than 10%, per annum, (iii) a maturity date no earlier than March 31, 2002; and (iv) a security interest in the IP Collateral of equal priority to Bank and with the right to share in the proceeds of the IP Collateral.

                  (4) Bridge Lender and Bank shall have entered into an inter-creditor agreement (the "Inter-Creditor Agreement") satisfactory to Bank, in its sole discretion, pursuant to which Bridge Lender and Bank shall agree that (i) the priority of their respective security interests in the IP Collateral are of equal priority, subject to terms and conditions contained in the Inter-Creditor Agreement, and (ii) Bank shall have the exclusive rights to conduct private and/or public foreclosure sales of the IP Collateral, subject to terms and conditions contained in the Inter-Creditor Agreement.

                  (5) Receipt by Bank of an executed copy of this Extension Letter Agreement.

                  (6) Receipt by Bank of certified extracts from the meeting of Borrower's Board of Directors authorizing the substitution of collateral pursuant to the Collateral Substitution Agreement, the granting to Bank of a security interest in the IP Collateral, and the execution of this Extension Letter Agreement.

            (b) The effectiveness of this Extension Letter Agreement is expressly conditioned upon the following, the failure of any of which shall constitute and event of default under this Extension Letter Agreement:

                  (1) Borrower shall perform all of its obligations under the Bridge Loan Agreement and Bridge Lender shall have made the Bridge Loan by December 24, 2001, as contemplated under the Bridge Loan Agreement.
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                  (2) Borrower shall deliver to Bank on the first business day of each week a report setting forth Borrower's collections during the prior week, Borrower's current cash position, the location and amount of Borrower's cash positions and a four week projection of Borrower's sources and uses of cash.

                  (3) Receipt by Bank of the Extension Payment on or before the Extension Maturity Date.

      4. LOAN AGREEMENT. Except as modified by this Agreement, the Loan Agreement shall remain unchanged and in full force and effect.

      5. REAFFIRMATION OF BANK'S LIENS AND SECURITY INTERESTS. Borrower hereby reaffirms the granting of, and represents and warrants that Bank has a first priority, valid, enforceable, perfected and unavoidable lien on and security interests in, all of the Collateral and that the Collateral secures all Obligations.

      6. NO WAIVER BY BANK. Except as otherwise expressly set forth in this Agreement, this Agreement shall not constitute a waiver or modification of any of Bank's rights or remedies, and it shall not preclude the exercise of any right or remedy available to Bank at law or in equity, including any procedure necessary or appropriate to enforce any of the terms and conditions set forth in this Agreement, the Loan Agreement or any of the other Loan Documents. Bank shall have the right to waive any of the rights, remedies, claims, powers, benefits or privileges granted in or pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and Bank shall have no obligation or duty to any other entity, with respect to the exercise of Bank's rights, remedies, claims, powers, benefits and privileges. Any delay in or failure to exercise any of Bank's rights, remedies, claims, powers, benefits or privileges shall not subject Bank to any liability to any entity, and no other entity may rely upon or in any way seek to assert as a defense to any obligation owing to Bank such delay or failure. Such delay or failure, if any, shall not be deemed to constitute a waiver of any such right, remedy, claim, power, benefit or privilege of Bank. All of Bank's rights with respect to all of the matters referred to in this Agreement and each of the Loan Documents, in general, and this Section 6, in particular, are expressly reserved.

      7. RELEASE BY BORROWER. Borrower, for itself and for its agents, servants, employees, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, agents, successors and assigns forever releases and discharges Bank and its agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower has, now has, or has acquired, individually or jointly, at any time prior to the date of the execution of this Agreement, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

                  (1) Arise out of the Loan Documents;
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                  (2) Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

                  (3) Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Bank or any party acting on behalf of Bank committed or omitted prior to the date of this Agreement.

      8. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      9. LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

      10. COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall constitute a single document.

      11. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Extension Letter Agreement, the Collateral Substitution Agreement, the IP Security Agreement and all related documents, as well as in connection with the negotiation of these documents.

      12. MISCELLANEOUS. Except as specifically amended herein, all other terms and provisions of the Loan Agreement, as amended from time to time, shall remain in full force and effect.

      13. HEADINGS. The headings in this Agreement are inserted for convenience and are not a part of this Agreement.

      14. FURTHER ASSURANCES. Upon request of a party hereto, each party will take all reasonable actions, including execution of additional documents and agreements, necessary or appropriate to carry out the terms, conditions and intent of this Agreement.
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      15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties' respective successors and assigns.

      16. ATTORNEYS' FEES; CHOICE OF LAW AND JURY TRIAL WAIVER. In the event it becomes necessary for any party to bring an action or proceeding to construe or enforce the terms and conditions set forth in this Agreement, the prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys' fees and costs incurred in such action or proceeding, in addition to all other relief awarded. This Agreement and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consent to any court ordered relief. IN ANY ACTION TO ENFORCE THE TERMS HEREOF, OR INVOLVING THIS AGREEMENT, BORROWER KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, RIGHT OR REMEDY, WHETHER ARISING IN CONTRACT, TORT, AT LAW OR IN EQUITY UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY OF THE OTHER LOAN DOCUMENTS, AND CONSENTS TO A COURT TRIAL BEFORE A JUDGE.

      17. NEUTRAL CONSTRUCTION. This Agreement is the product of negotiation among the parties hereto and represents the jointly conceived, bargained-for and agreed upon language mutually determined by the parties to express their intentions in entering into this Agreement. Any ambiguity or uncertainty in this Agreement shall be deemed to be caused by, or attributable to, all parties hereto collectively. In any action or proceeding to enforce or interpret this Agreement, the Agreement shall be construed in a neutral manner, and no term or condition of this Agreement, or the Agreement as a whole, shall be construed more or less favorably to any one party, or group of parties, to this Agreement. In the event any provision contained in this Agreement is determined to be unenforceable by a court competent jurisdiction, then that provision shall be deemed omitted from this Agreement and the remaining provisions of this Agreement shall continue to be in full force and effect.

                                       Very truly yours,


                                       SILICON VALLEY BANK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
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Agreed and Accepted as
of November 30, 2001

SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


By:
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Name:
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Title:
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